Exhibit 10.10

                   CUSTODIAL AND COLLATERAL SECURITY AGREEMENT


         THIS CUSTODIAL AND COLLATERAL SECURITY AGREEMENT (the "Agreement"), dated as of March 20, 1997, is by and among OFFITBANK, a New York banking corporation ("Custodian"), JEFFERSON BANK, a Pennsylvania-chartered banking institution ("Bank") and NEOSE TECHNOLOGIES, INC., a Delaware corporation ("Borrower").

                                   BACKGROUND

         In connection with the issuance by the Montgomery County Industrial Development Authority of its $8,400,000 Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project), Series B of 1997 (the "Series B Bonds"), Borrower and Bank entered into a Reimbursement Agreement dated as of March 1, 1997 (the "Borrower Reimbursement Agreement") and Borrower executed various other related documents, including, inter alia, a note (the "Note") to evidence its obligations to Bank (all such agreements and documents, collectively the "Loan Documents"). The term "Loan Documents" does not include the Series A Bonds or the documents executed in connection therewith. Borrower's obligations to Bank are secured by, inter alia, a mortgage, assignment of leases and security agreement (the "Mortgage") covering certain real property, equipment, fixtures, and improvements situate at 102 Witmer Road, Horsham, Pennsylvania.

         Pursuant to the terms of the Loan Documents, Borrower has agreed to certain financial covenants, including a requirement to maintain specific minimum levels of liquid investments in an Investment Account (defined below) and a Collateral Account (defined and set forth below) with a financial institution acceptable to Bank. In consideration of Borrower's opening and maintaining the Investment Account with Custodian, Custodian hereby agrees to provide certain other services, as described herein, to Borrower and Bank to facilitate the monitoring of the financial covenants between Borrower and Bank and to ensure proper control and funding of the Collateral Account pursuant to the terms of this Agreement.

         NOW THEREFORE, to ensure that Borrower remains in compliance with the aforementioned financial covenants and other requirements of the Loan Documents, the parties, intending to be legally bound, hereby agree as follows:

1) Investment Account
         Borrower hereby agrees to open and maintain an investment account (the "Investment Account") with Custodian, comprised of, inter alia, the Securities hereafter described. The term "Securities" means unencumbered cash (including money market funds and the like) any obligation of the United States Treasury, Federal Agency Securities and other investment grade securities and repurchase transactions of any of the foregoing types of Securities having a combined fair market value of at least $20,000,000, and includes Securities now owned and/or hereafter acquired by Borrower (and maintained in the Investment Account and/or the



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Collateral Account), as well as any and all proceeds of the foregoing. The
Investment Account is identified in detail on Schedule "A" attached hereto and made a part hereof.

2) Collateral Account

         Borrower also agrees to establish with Custodian, a Collateral Account to be titled, "Jefferson Bank Collateral Account Re: Neose Technologies, Inc." (the "Collateral Account"). Borrower hereby assigns and pledges to Bank, and grants to Bank a first priority security interest in, all of Borrower's right, title and interest in, the Collateral Account and all Securities therein, whether now owned or hereafter acquired, and any and all proceeds thereof. Bank shall possess all right, title and interest in the Collateral Account and any and all Securities transferred or deposited therein, from time to time, and Bank shall be the "entitlement holder" (as such term is defined in ss.8102 of the Pennsylvania Uniform Commercial Code). Custodian shall: (i) transfer Borrower's position with respect to the Collateral Account to Bank on Custodian's books (such entry shall satisfy both ss.8106(d)(1) of the Pennsylvania Uniform Commercial Code and ss.8313(1)(d) of the Uniform Commercial Code in effect in the State of New York); (ii) comply with entitlement orders from Bank without the further consent of Borrower; and (iii) send Bank confirmation of all purchases of Securities placed in the Collateral Account. Custodian shall be Bank's agent for the purpose of holding any and all Securities in the Collateral Account and their proceeds.

         The Collateral Account is and shall be under the sole dominion and control of Bank, and neither Borrower, nor any person or entity claiming by, through or under Borrower, shall have any control over the use of, or any right to withdraw any amount of the Securities from the Collateral Account. The Collateral Account is identified in detail on Schedule "B" attached hereto and made a part hereof. The Collateral Account shall also constitute the "Bank's Pledge Account B", described in the Borrower Reimbursement Agreement. Notwithstanding anything to the contrary herein, Borrower may enforce the obligations of Custodian as set forth in paragraph 3(c) below, and may direct investments in the Collateral Account so long as no "Event of Default" exists and is continuing under the Note or any other Loan Document, as set forth in paragraph 4(a) below.

3) Securities

         For ease in facilitating the instructions set forth herein, the "$4,200,000" and "$8,400,000" amounts referenced below assume that Borrower's obligations to Bank pursuant to the Loan Documents are $8,400,000. If, at the close of any business day, Borrower's obligations under the Loan Documents are greater or less than $8,400,000, Bank will instruct Custodian, as needed, to transfer a proportionate share of Securities either from or to the Investment Account, to ensure that the remaining value of the Securities in the Collateral Account remains consistent with the amounts required pursuant to the Loan Documents.

         (a) Borrower shall maintain in the Investment Account and/or the Collateral Account, as applicable, Securities which shall have an aggregate fair market value not less than $20,000,000. If at any time the aggregate fair market value of the Securities in the Investment Account (based solely on Custodian's fair market valuation) falls below a fair market value of

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



$20,000,000 (but not less than $15,000,000), Custodian shall immediately and automatically, but in no event later than the next business day, transfer from the Investment Account to the Collateral Account, an amount of Securities such that the aggregate fair market value of the Securities in the Collateral Account is not less than $4,200,000. If, at any time, the sum of the aggregate fair market value of the Securities in the Investment Account and the aggregate fair market value of the Securities in the Collateral Account is less than $15,000,000, Custodian shall immediately and automatically transfer from the Investment Account to the Collateral Account, an amount of Securities such that the aggregate fair market value of the Securities in the Collateral Account is not less than $8,400,000. Bank hereby authorizes Custodian to accept instructions from Borrower with respect to the purchase, sale and distribution of Securities in the Investment Account, so long as the instructions from Borrower are not inconsistent with the terms and conditions of this Agreement.

Failure of Custodian to transfer Securities from the Investment Account to the Collateral Account as set forth in this Agreement, within two (2) business days, shall constitute an event of default under this Agreement and the Loan Documents and shall result in Bank's option to make immediate demand for payment in full of all sums due under the Loan Documents, or to exercise any remedies available to Bank thereunder, or under any other Loan Document related thereto.

         (b) If, from time to time, after Custodian transfers Securities from the Investment Account to the Collateral Account as set forth in section 3(a) above, Borrower is able to provide additional Securities to Custodian in:

         (i) an amount so that the fair market value of the Securities in the Investment Account, together with the fair market value of the Securities in the Collateral Account shall have a fair market value equal to at least $15,000,000, but less than $20,000,000, Custodian shall transfer Securities from the Collateral Account to the Investment Account, in an amount such that the remaining fair market value of the Securities in the Collateral Account shall not be less than $4,200,000; or

         (ii) an amount so that the fair market value of the Securities in the Investment Account, together with the fair market value of the Securities in the Collateral Account shall have a fair market value equal to at least $20,000,000, Custodian shall transfer the entire balance of Securities in the Collateral Account to the Investment Account (unless Bank receives written notice from Borrower as set forth in section 5 below).

         (c) In the event Borrower's obligations pursuant to the Loan Documents are less than $8,400,000 and Bank fails to give the instruction to Custodian within three (3) days thereafter as provided for herein, Borrower may give such notice and Custodian shall be entitled to rely thereon, upon approval of the Bank.

4) Borrower's Ability to Trade: Notice of Event of Default
         (a) Bank hereby authorizes Custodian to accept instructions from Borrower with respect to the Collateral Account (so long as consistent with this Agreement) unless and until


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Bank notifies Custodian that an "Event of Default" has occurred under the Note, or under any other Loan Document and is continuing (each, an "Event of Default"), and that Bank has curtailed such authority (such notice, a "Notice of Default"). The Notice of Default may be either written or oral from a duly authorized agent of Bank, however, if oral, such oral notice must be followed up in writing from a duly authorized agent of Bank. Upon receipt of a Notice of Default from Bank, with respect to the Collateral Account, Custodian shall rely only on instructions given to it by Bank. Prior to receiving a Notice of Default, Custodian may provide all services to Borrower upon which Borrower and Custodian may from time to time agree, so long as the provisions of paragraph 3 above and paragraph 6 below are met.

         (b) Upon receiving a Notice of Default from Bank, Custodian shall immediately and automatically, but in no event later than the next business day, transfer Securities from the Investment Account to the Collateral Account, such that the Securities in the Collateral Account shall have a fair market value (based solely on Custodian's fair market valuation) equal to $8,400,000. Upon the occurrence of an Event of Default and the funding of the Collateral Account as hereinbefore set forth, if necessary, Borrower shall cooperate with Bank and execute any and all additional documentation which may be necessary to ensure Bank has a first perfected lien security interest in the Securities in the Collateral Account, in accordance with the laws of the Commonwealth of Pennsylvania (and/or any other jurisdiction, if necessary). If Borrower cures, to Bank's reasonable satisfaction, all outstanding Events of Default, including without limitation the Event of Default which triggered Bank to send Custodian the Notice of Default, Custodian shall, after receipt of written notice from Bank to such effect, transfer Securities back to the Investment Account so that the fair market value of Securities in the Collateral Account remains consistent with the amounts required to be held therein in accordance with the terms hereof.

5) Requirements for Release of Other Collateral
         Upon written request from Borrower, Bank shall satisfy the lien of the Mortgage and release other collateral securing the Note if, and only if:

         (a) the Securities in the Collateral Account have a fair market value equal to or greater than $8,400,000; and

         (b) the Bank receives Borrower's written request to Bank for the release of the other collateral stating:

         "In consideration of Bank's agreement to release the lien of its Mortgage, Assignment of Leases and Security Agreement dated March 1, 1997, which was executed by Borrower in connection with, inter alia, the issuance of the Montgomery County Industrial Development Authority Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project) Series B of 1997, Borrower confirms that it currently has and will maintain Securities with a fair market value of $8,400,000.00 in the Collateral Account, for as long as Borrower has any obligations to Bank pursuant to the Loan Documents."




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6) Duties of Custodian
         (a) The sum of the Securities in the Investment Account and the Collateral Account must at all times have a fair market value of at least $20,000,000. In addition, all Securities in the Investment Account must at all times consist of unencumbered cash (including money market funds and the like),any obligation of the United States Treasury, Federal Agency Securities and other investment grade securities and repurchase transactions of any of the foregoing types of Securities with a remaining maturity of less than three (3) years). Custodian agrees that any new Securities purchased from proceeds of the Collateral Account shall automatically be placed into the Collateral Account and become subject to this Agreement.

         (b) Custodian shall monitor the fair market value of the Securities on each business day that Custodian is open for business, so that Custodian may immediately and automatically transfer funds from the Investment Account to the Collateral Account if necessary, as set forth in section 3(a) above.

         (c) Custodian shall send Bank confirmation of all purchases of Securities into the Collateral Account or transfers from the Investment Account to the Collateral Account. Custodian shall also provide Bank and Borrower with copies of all ongoing regular reports and statements issued with respect to the Investment Account and Collateral Account, and such further information as Bank may reasonably request from time to time.

         (d) Custodian shall provide Bank and Borrower with immediate notice of any event which would create a requirement to transfer funds into or out of the Collateral Account.

         (e) Custodian shall cooperate with Bank and execute all documents required to perfect Bank's first lien security interest in the Collateral Account.

         (f) Custodian shall mark its records to show Bank's perfected first lien security interest in all Securities held in the Collateral Account.

7) Indemnity
         Borrower hereby agrees to pay, indemnify and hold Custodian harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, legal fees) with respect to the performance of this Agreement by Custodian or any of Custodian's directors, officers, agents or employees, unless arising from its or their own gross negligence or willful misconduct.

8) Fees and Expenses
         (a) Borrower hereby agrees to pay any additional incremental fees and expenses of Custodian which are caused by reasonable instructions given to Custodian by Bank hereunder.




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



         (b) Custodian will advise Bank and Borrower should Custodian believe that Borrower has failed to pay any fees and expenses assessed against Borrower hereunder. Failure to pay such fees or expenses shall not effect the validity or enforceability of this Agreement or terminate or modify Custodian's duties hereunder.

9) Limitations on Liability of Custodian
         Notwithstanding any other provision of this Agreement, it is agreed by the parties hereto that Custodian shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Agreement except for its or their own gross negligence or willful misconduct.

10) Irrevocable Instructions
         Borrower acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and self-operative unless otherwise specifically agreed to in writing by Bank and that the authorizations granted in this Agreement are powers coupled with an interest.

11) Waiver of Right of Set-Off and Liens
         With respect to the Investment Account and the Collateral Account only, Custodian waives with respect to the Securities, for its own account and as agent for any Third Party Subcustodian (defined below), with respect to all of its existing and future claims against Borrower or any affiliate thereof, all existing and future rights of set-off and liens against the Collateral Account, the Investment Account and any proceeds therefrom, including but not limited to those rights granted to Custodian in Section 10 of the "U.S. Securities Custody Agreement" entered into between Borrower and Custodian and the "U.S. Securities Custody Agreement" entered into between Borrower and Custodian to establish the Collateral Account. This waiver is in effect for so long as Borrower is indebted to Bank pursuant to the Loan Documents; provided, however, that Custodian shall retain the right to charge the Investment Account for all compensation and expenses with respect to the Collateral Account and the Investment Account. At the time Borrower is no longer indebted to Bank pursuant to the Loan Documents, Bank will promptly notify Custodian.

12) Negative Pledge
         (a) Borrower shall not borrow any funds from Custodian or any person or entity performing subcustodial, safekeeping, clearing, settlement or other services or transactions in connection with the Collateral Account and/or the Investment Account, including without limitation, a branch of any United States bank or any entity that may be affiliated with a United States Bank (each, a "Third Party Subcustodian").

         (b) Neither Borrower nor Custodian shall not enter into a control agreement with respect to the Securities, the Collateral Account or the Investment Account with any person or entity other than Bank.




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

13) Remedies
         (a) Upon the occurrence and continuance of an Event of Default under any Loan Document, in addition to any other remedies set forth herein, Bank may, at its option, exercise any or all rights and remedies available to Bank under the Pennsylvania Uniform Commercial Code or otherwise available to it. All costs and expenses including, without limitation, reasonable attorney's fees, agency fees and registration fees incurred or paid by Bank in exercising any right, remedy or power conferred hereunder and in the enforcement hereof, shall be paid by Borrower.

         (b) After the occurrence and during the continuation of an Event of Default, the proceeds of any Securities in the Collateral Account disposed of by Bank at any time, may be applied to or on account of payment of the Note and in such order as Bank may elect. In addition, Bank may, at its discretion, apply any such proceeds to or on account of the payment of any costs and expenses (including reasonable attorney's fees, legal expenses and registration costs) incurred by Bank in the custody, preservation, use, operation, preparation for sale, or in the enforcement of the Loan Documents or of the pledge and security interest created hereby. Borrower waives and releases any right to require Bank to collect any sums due under the Note from any other collateral securing the Note under any theory of marshalling of assets, or otherwise, and specifically authorizes Bank to apply any collateral against the Note in any manner Bank may determine.

14) Effectiveness; Integrations; Amendments

         This Agreement shall be effective as of the date first above written. This Agreement constitutes the entire agreement with respect to the subject hereof and is binding upon the parties hereto and their respective successors and assigns and shall inure to their benefit. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto. Any provision of this Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. If any terms, conditions or provisions of any other agreement between Custodian and Borrower are inconsistent with the terms, conditions or provisions of this Agreement, the terms, conditions and provisions of this Agreement shall apply.

15) Termination
         This Agreement shall automatically terminate on the date on which the all sums due under the Loan Documents have been paid in full by the Borrower to the Bank and all commitments of Bank with respect thereto have been terminated and the Loan Documents have been released or canceled. Custodian shall be entitled to rely on a written certificate of Bank to such effect (which Bank will provide promptly upon termination of the Loan Documents), and upon receipt of such written certification of Bank, Custodian shall rely on instructions from Borrower as to the disposition of the Investment Account and the Collateral Account.




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



16) Notices
         With respect to this Agreement (unless otherwise specified herein), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or nationally recognized courier service), and shall be deemed to have been duly made or given when delivered by hand, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized courier service, one business day after delivery to such courier service, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         Bank:               Jefferson Bank
                             1607 Walnut Street
                             Philadelphia, PA 19103
                             Attn: Kenneth R. Frappier, Senior Vice President

         With a Copy to:     Kassab, Archbold & O'Brien, L.L.P.
                             214 North Jackson Street
                             P.O. Box 626
                             Media, Pa. 19063
                             Attn: Marc S. Stein, Esq.

         Custodian:          OFFITBANK
                             520 Madison Avenue
                             New York, NY 10022-4213
                             Attn: James C. Campbell, Director of Operations

         Borrower:           Neose Technologies, Inc.
                             102 Witmer Road
                             Horsham, PA 19044
                             Attn: P. Sherrill Neff, President

         With a Copy to:     Ballard, Spahr, Andrews & Ingersoll
                             1735 Market Street, 51st Floor
                             Philadelphia, Pa. 19103-7599
                             Attn: Lynn R. Axelroth, Esq.

17) Governing Law
         This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereby irrevocably submit to the jurisdiction of, and agree to submit any claim or dispute to the adjudication of a State or Federal Court sitting in the County of Montgomery or the County of Philadelphia, Pennsylvania. Notwithstanding any provision of any other Agreement between Custodian and Bank and/or Custodian and Borrower (including without limitation, the "U.S. Securities Custody Agreements" executed in conjunction with establishing the Collateral Account and the


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Investment Account) the laws of the Commonwealth of Pennsylvania shall apply to attachment and perfection of Bank's security interest in the Collateral Account and the Securities therein.

18) Counterparts
         This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

19) Borrower's Right to Substitute Custodian
         Upon request of Borrower and after written consent and approval of Bank, in its sole and absolute discretion, Borrower may substitute the financial institution serving as Custodian under this Agreement. The substitute Custodian must be willing to execute an agreement similar to this Agreement and to except the same responsibilities and duties as this Custodian.

20) Attachment and Perfection
         The parties hereto intend that this Agreement constitute "control" under Divisions 8 and 9 of the Pennsylvania Commercial Code and cause Bank to have a first perfected security interest in the Collateral Account and the Securities therein. The parties also intend that this Agreement constitute a valid transfer of a security interest under ss.8-313 of the Uniform Commercial Code in effect in the State of New York.


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         IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound, has caused this Agreement to be executed and delivered on the date first set forth above.

CUSTODIAN:                                       BANK:

OFFITBANK                                        JEFFERSON BANK

By: /s/ Jack D. Burks            (Seal)      By: /s/ Kenneth R. Frappier
   ------------------------------                -------------------------
                                                 Senior Vice President

Attest: /s/ Mary Bell                        Attest: /s/ Daniel O'Brien
        -------------------------                    ---------------------
                                                    Assistant Secretary


                                                    BORROWER:

                                                    Neose Technologies, Inc.

                                                    By: /s/ P. Sherrill Neff
                                                        ---------------------
                                                        President
(Seal)
                                                    Attest: /s/ A. Brian Davis
                                                            ------------------
                                                            Secretary


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All Exhibits have been omitted.

Exhibit A - Investment Account

Exhibit B - Collateral Account

The Registrant hereby agrees to furnish supplmentally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.


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


                            NEOSE TECHNOLOGIES, INC.
                                102 Witmer Road
                          Horsham, Pennsylvania 19044







                                 March 20, 1997


Jefferson Bank
1607 Walnut Street
Philadelphia, PA 19103
Attention:                 Mr. Kenneth R. Frappier
                           Senior Vice President

OFFITBANK
520 Madison Avenue
New York, NY 10022-4213
Attention:                 Mr. James C. Campbell
                           Director of Operations

                  Re: $8,400,000 Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project), Series B of 1997
Gentlemen:

                  This will confirm that, notwithstanding any provisions to the contrary in Section 6.20 of the Reimbursement Agreement between Jefferson Bank ("Bank") and Neose Technologies, Inc. ("Borrower") dated as of March 1, 1997, and the Custodial and Collateral Security Agreement among OFFITBANK, Bank and Borrower, dated March 20, 1997 (the "Custodial Agreement"), Borrower shall have until 4:00 p.m. eastern standard time on April 8, 1997 (the "Funding Date") to fund the amount required to be funded in the Investment Account. Borrower shall not be in default of any of its obligations under the Reimbursement Agreement and Custodial Agreement with respect to funding the Investment Account, nor shall OFFITBANK be required to provide Bank with any notices or to transfer any Securities into the Collateral Account, so long as Borrower funds its required contribution into the Investment Account on or before the Funding Date.

                  In the event Borrower fails to fund the Investment Account in accordance with the terms of the Reimbursement Agreement, the Custodial Agreement and this letter, on or before the Funding Date, then, without any notice or opportunity to


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cure, such failure shall be deemed an Event of Default under the Reimbursement
Agreement (as defined therein) and the Custodial Agreement, and Bank shall be entitled to exercise any and all remedies provided for in the Reimbursement Agreement and the Custodial Agreement. (Capitalized terms and phrases not defined in this letter shall have the meanings given to them in the Custodial Agreement.)

         Please indicate your agreement by executing the enclosed extra copy of this letter in the space provided and returning it to me.

                                                   Sincerely,

                                                   NEOSE TECHNOLOGIES, INC.


                                                     /s/ P. Sherrill Neff
                                                     --------------------------
                                                   P. Sherrill Neff
                                                   President


AGREED TO AND ACCEPTED by an authorized officer of:

JEFFERSON BANK

By: /s/ Kenneth R. Frappier
Name: Kenneth R. Frappier
Title: Senior Vice President
Date: March 20, 1997


OFFITBANK

By:  /s/ Jack D. Burks
     -----------------
Name:______________________
Title: _______________________
Date: March 20, 1997


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